Exhibit 99.1

Allied Nevada Announces Closing of Bought Deal Financing

May 17, 2013 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “we”, “us”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) announces today that it has closed its previously announced bought deal equity financing (the “Financing”), with a syndicate of underwriters, led by Dundee Securities Ltd. and including Cormark Securities Inc. In connection with the closing, a total of 14,000,000 shares of common stock of the Company were issued, at a price of US$10.75 per share for aggregate gross proceeds of US$150,500,000.

The Underwriters have the option, exercisable in whole or in part at any time up to 30 days after the closing of the offering, to purchase up to an additional 2,100,000 shares of common stock at a price of US$10.75 per share. In the event that the over-allotment option is exercised in its entirety, the aggregate gross proceeds of the offering to the Company will be US$173,075,000.

The Company intends to use the net proceeds of the offering to fund capital expenditures at its Hycroft Mine and for general corporate purposes.

The Financing was offered in Canada by way of a short form prospectus which was filed in all provinces of Canada, other than Quebec, pursuant to National Instrument 44-101 - Short Form Prospectus Distributions, and were also sold in the United States pursuant to a prospectus supplement to a shelf registration statement of the Company, which was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended.

A copy of the prospectus supplement relating to the offering of Shares to U.S. persons is available on EDGAR at www.sec.gov and a copy of the short form prospectus for the offering of Shares in Canada is available on SEDAR at www.sedar.com. Alternatively, copies of the U.S. prospectus supplement and the Canadian short form prospectus may be obtained by contacting Dundee Securities Ltd. at 1 Adelaide St. E., Suite 2100, Toronto, Ontario, M5C 2V9, fax: (416) 350-3312.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For further information on Allied Nevada, please contact:

Bob Buchan	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,”

“seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the proposed use of proceeds of the equity financing the realization, scope, size and capital requirements of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks and uncertainties inherent to its Hycroft project expansion, risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly at the SEC website at www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

2013 Bought Deal Close | 2